Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, is made and entered into as of December 4, 2024 (this “Agreement”), is by and between Ace Green Recycling, Inc., a Delaware corporation (the “Company”), Athena Technology Acquisition Corp. II, a Delaware corporation (“SPAC”) and each of the other parties set forth on the signature pages hereto (each a “Stockholder” and, together, the “Stockholders”). The Company, SPAC and the Stockholders are each sometimes referred to herein as a “Party,” and collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, SPAC, the Company, Athena Technology Sponsor II, LLC, a Delaware limited liability company (solely for purposes of Section 6.25 thereof), and Project Atlas Merger Sub Inc., a Delaware corporation, are entering into a Business Combination Agreement (as may be amended from time to time, the “Business Combination Agreement”);

WHEREAS, as a condition and an inducement to SPAC’s willingness to enter into the Business Combination Agreement, the SPAC has required that the Stockholders agree to, and the Stockholders have agreed to, enter into this Agreement with respect to all of their respective Subject Securities (as defined below);

WHEREAS, the Company Board has unanimously (a) determined that the Business Combination Agreement, the Ancillary Documents to which it is party and the Transactions are in the best interests of the Company, (b) approved and declared the advisability of the Business Combination Agreement, the Ancillary Documents to which the Company is party, and the Transactions, and (c) recommended the approval and adoption of the Business Combination Agreement, the Ancillary Documents to which the Company is party and the Transactions by the stockholders of the Company;

WHEREAS, each Stockholder is the Beneficial Owner (as defined below), and has either sole or shared voting power over, such number of Subject Securities as is indicated opposite each such Stockholder’s name on Schedule A attached hereto; and

WHEREAS, SPAC desires that the Stockholders agree, and the Stockholders are willing to agree, not to Transfer (as defined below) any of the Subject Securities Beneficially Owned by such Stockholder (other than Permitted Transfers (as defined below)), and to vote such Subject Securities in favor of the approval of the Business Combination Agreement and the Transactions, and in a manner as to facilitate the consummation of the Transactions, in each case, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Company Common Stock” shall mean shares of the Company’s common stock, par value $0.0001 per share.

“Expiration Time” shall mean the earliest to occur of (i) the Merger Effective Time, (ii) such date and time as the Business Combination Agreement shall have been validly terminated pursuant to its terms, and (iii) the termination of this Agreement by mutual written consent of the Parties.

“Permitted Transfer” shall mean, in each case, with respect to each Stockholder, any Transfer of Subject Securities by such Stockholder (a) to another Stockholder or any other equityholder of the Company, (b) if such Stockholder is a natural person (i) to any member of such Stockholder’s immediate family, (ii) to a trust whose sole beneficiaries are such Stockholder and/or members of such Stockholder’s immediate family, or (iii) upon the death of such Stockholder, (c) to an Affiliate of such Stockholder, or (d) following the Company Shareholder Approvals (in the case of a Transfer pursuant to any of the foregoing clauses (a) through (d), the transferee is a “Permitted Transferee”); provided, that (x) such Transfer is in accordance with applicable Law, (y) such transferring Stockholder is, and at all times has been, in compliance with this Agreement in all material respects, and (z) in the case of Permitted Transfers contemplated by clauses (a) through (c), if such Permitted Transferee is not a Stockholder, such Permitted Transferee, in connection with, and prior to, such Transfer, executes a joinder to this Agreement in form and substance reasonably acceptable to SPAC, to become a party to this Agreement and be subject to the restrictions and obligations applicable to such transferring Stockholder and otherwise become a party for all purposes of this Agreement; provided that, notwithstanding the foregoing, no such Transfer shall relieve the transferring Stockholder from his, her or its obligations under this Agreement.

“Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including any Governmental Authority and any permitted successors and assigns of such person.

“Subject Securities” shall mean, collectively, shares of Company Common Stock and New Company Common Stock.

“Transfer” shall mean (i) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock (or any security convertible or exchangeable into such capital stock), including in each case through the Transfer of any Person or any interest in any Person, or (ii) in respect of any capital stock or interest in any capital stock, entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise. For purposes of this Agreement, “capital stock” shall include interests in a partnership or limited liability company.

2. Agreement to Retain Subject Securities.

2.1 Transfer of Subject Securities. From the date of this Agreement until the Expiration Time, no Stockholder shall, with respect to any Subject Securities Beneficially Owned by such Stockholder, (a) Transfer any such Subject Securities, other than a Permitted Transfer, or (b) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of the Subject Securities) with respect to any Subject Securities, or enter into any other Contract with respect to any Subject Securities that would prohibit or prevent the satisfaction of his obligations pursuant to this Agreement.

2.2 Additional Purchases; Adjustments. Each Stockholder agrees that any shares of Company Common Stock and any other shares of capital stock or other equity securities of the Company that such Stockholder purchases or otherwise acquires or with respect to which such Stockholder otherwise acquires voting power (or with respect to which the Stockholders collectively acquire voting power) after the execution of this Agreement and prior to the Expiration Time, including as a result of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Securities (the “New Company Common Stock”), shall be subject to the terms and conditions of this Agreement.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Subject Securities in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of such Stockholder’s Subject Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

3. Agreement to Vote and Approve. From the date of this Agreement until the Expiration Time, at every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, each Stockholder shall, and shall cause each holder of record of Subject Securities Beneficially Owned by such Stockholder on any applicable record date to (including via proxy), (a) when such meeting is held, appear at such meeting or otherwise cause the applicable Subject Securities to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent and (b) vote all the applicable Subject Securities Beneficially Owned by such Stockholder as of the record date of such meeting (solely in respect of the following matters, and not with respect to any other matters): (i) in favor of (A) the adoption and approval of the Business Combination Agreement, the Ancillary Documents to which the Company is party and the transactions contemplated thereby and any other matters expressly contemplated by the Business Combination Agreement, and (B) any proposal to adjourn or postpone a meeting of stockholders of the Company to a later date if there are not sufficient votes to adopt and approve the Business Combination Agreement, the Ancillary Documents to which the Company is party and the transactions contemplated thereby or to otherwise obtain the Company Shareholder Approvals; and (ii) against (A) any action or agreement that would reasonably be expected to result in any condition set forth in Article VIII of the Business Combination Agreement not being fulfilled, (B) any Acquisition Proposal, Alternative Transaction or any of the transactions contemplated thereby, (C) any action that would reasonably be expected to prevent, impair, materially delay or materially adversely affect the consummation of the Merger or any of the other Transactions, and (D) any action that would reasonably be expected to result in a material breach of any representation, warranty, covenant or agreement of the Company in the Business Combination Agreement.

4. No Inconsistent Agreements. Each Stockholder hereby represents and agrees that, except pursuant to this Agreement, such Stockholder is not subject to, and shall not enter into or grant, as applicable, at any time prior to the Expiration Time, (a) any voting agreement or voting trust with respect to any Subject Securities Beneficially Owned by such Stockholder that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (b) a proxy or power of attorney with respect to any Subject Securities Beneficially Owned by such Stockholder that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, or (c) any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent him, her or it from satisfying, his, her or its obligations pursuant to this Agreement.

5. Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, hereby represents and warrants to the Company and SPAC as follows:

5.1 Due Authority. Such Stockholder (a) if applicable, is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (b) has capacity to, or if applicable, the full power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform his, her or its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due and valid authorization, execution and delivery hereof by the Company and SPAC, constitutes a valid and binding agreement of such Stockholder enforceable against him, her or it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

5.2 Ownership of the Company Common Stock. As of the date hereof, such Stockholder (a) Beneficially Owns, and has good and valid title to, the shares of Company Common Stock indicated on Schedule A hereto opposite such Stockholder’s name, free and clear of any and all Liens, other than those created by (i) this Agreement and (ii) any applicable restrictions on transfers under the Securities Act or any applicable state securities law, and (b) has sole voting power over all of the shares of Company Common Stock Beneficially Owned by such Stockholder. As of the date hereof, such Stockholder does not Beneficially Own any capital stock or other securities of the Company other than the shares of Company Common Stock set forth on Schedule A hereto opposite such Stockholder’s name. As of the date hereof, such Stockholder does not Beneficially Own any shares of Company Common Stock or rights to purchase or acquire any shares of voting stock or other voting securities of the Company except as set forth on Schedule A opposite such Stockholder’s name.

5.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of his obligations under this Agreement and the compliance by such Stockholder with any provisions hereof do not and will not (i) conflict with or violate any Laws applicable to such Stockholder, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Company Common Stock Beneficially Owned by such Stockholder pursuant to, any Contract, to which such Stockholder is a party or by which such Stockholder is bound.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority or any other Person, except to the extent previously given, obtained, made, or filed, is required by or with respect to such Stockholder in connection with his execution and delivery of this Agreement or the performance by such Stockholder of his obligations hereunder that would reasonably be expected to prevent, impair, materially delay or materially adversely affect the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

5.4 Absence of Litigation. There is no action, suit, investigation or proceeding (whether judicial, arbitral, administrative or other) pending against or, to the knowledge of such Stockholder, threatened against or affecting, such Stockholder that would reasonably be expected to prevent, impair, materially delay or materially adversely affect the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

6. Termination. This Agreement (except to the extent provided below in this Section 6) shall terminate and shall have no further force or effect immediately as of and following the Expiration Time; provided, that the provisions set forth in this Section 6, Section 7, Section 8 and Section 10 shall survive the termination of this Agreement unless the Business Combination Agreement is terminated prior to the Closing in accordance with its terms; provided, further, nothing herein shall relieve any Party for any breach of any provision of this Agreement prior to termination.

7. Waiver of Certain Actions. Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any legal action, derivative or otherwise, against SPAC, the Company or any of their respective Subsidiaries or successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Business Combination Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Law, alleging a breach of any duty of the Company Board in connection with the Business Combination Agreement, this Agreement or the transactions contemplated thereby or hereby; provided, that this Section 7 shall not be deemed a waiver of any rights of any Stockholder or any transferee thereof for any breach of the Business Combination Agreement.

8. Release. Effective as of the Closing, each of the Stockholders, for himself and for each of his heirs, beneficiaries, trustees, executors, administrators, Representatives, successors and assigns, hereby generally, irrevocably, fully, unconditionally and completely releases, acquits and forever discharges, to the fullest extent permitted by Law, the Company, the Affiliates and Subsidiaries of the Company, SPAC, any of their respective Affiliates and the past, present or future officers, agents, directors, supervisors, insurers, trustees, partners, attorneys, employees, administrators, executors, predecessors, successors and assigns of each of the Company, its Affiliates and Subsidiaries, SPAC and the Affiliates of SPAC (hereinafter, the “Released Parties”) from any and all Released Claims (as defined below). Each of the Stockholders shall not, in any federal court, state court, arbitration, regulatory agency, or other tribunal or forum, commence, file, initiate, institute, cause to be instituted, assist in instituting, or permit to be instituted on his behalf, or on behalf of any other Person, any Released Claims against any Released Party or challenging the validity of the release set forth in this Section 8.

For the purposes of this Agreement, (a) “Claims” means any actual or potential, charges, complaints, claims, counterclaims, duties, actions, causes of action in law or in equity, suits, liens, liabilities, debts due, sums of money, demands, obligations, accountings, damages, punitive damages, losses, costs or expenses, attorneys’ fees of any nature whatsoever and liabilities of any kind or nature whatsoever and (b) “Released Claims” means all Claims, known or unknown, suspected or unsuspected, whether arising under state, federal or other Law, or based on common law, statutory law, regulations or otherwise, that a Stockholder or any of his Affiliates at any time had or claimed to have or may have or claim to have, in each case in such capacity, against any of the Released Parties relating to any matter, occurrence, action or activity on, or prior to, the Closing.

9. Further Assurances. Each Party agrees to execute and deliver, or cause to be executed and delivered, such additional instruments, and to take such further actions, as another Party may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

10. Miscellaneous.

10.1 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.2 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void; provided, that, for the avoidance of doubt, no such consent shall be required for any Permitted Transfer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

10.3 Amendments and Modifications. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by each Party. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

10.4 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or sent by email, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows (or at such other address for a Party as shall be specified by notice given in accordance with this Section 10.4):

(a)	If to either of the Stockholders, to:

The address or email address of such Stockholder as it appears on the signature page of such Stockholder hereto.

with copies (which shall not be considered notice) to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Email:	jlucosky@lucbro.com
chaunschild@lucbro.com
Attention:	Joseph Lucosky
Chris Haunschild

if to the Company or SPAC, at the respective addresses set forth in Section 11.1 of the Business Combination Agreement.

10.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

10.6 Consent to Jurisdiction; Service of Process; Venue. Each of the Parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement. Each of the Parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

10.7 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching Parties in the event that this Agreement is breached. It is accordingly agreed that the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief, without proof of actual damages, on the basis that (a) any Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish, secure or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.7, and each Party irrevocably waives any right it may have to require the obtaining, furnishing, securing or posting of any such bond or similar instrument.

10.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 10.8.

10.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Business Combination Agreement (including the documents and the instruments referred to herein and therein) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement and is not intended to confer upon any Person other than the Parties hereto (and their respective successors and assigns) any rights (legal, equitable or otherwise) or remedies, whether as third party beneficiaries or otherwise, except as otherwise set forth herein[, except, from and after the Closing Date, for the provisions of Section 8 and the rights of the Released Parties set forth therein].

10.10 Counterparts. This Agreement may be executed in one or more counterparts (including by any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

10.11 Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any Party to be valid and binding on the Parties hereto, such consent or approval must be in writing and executed and delivered to the other Parties.

10.12 No Agreement Until Executed. Irrespective of negotiations among the Parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the Parties hereto unless and until (a) the Business Combination Agreement is executed and delivered by all parties thereto, and (b) this Agreement is executed and delivered by the Parties.

10.13 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger and the other Transactions are consummated.

10.14 Action in Stockholder Capacity Only. Notwithstanding anything to the contrary in this Agreement, (a) no Person executing this Agreement (or designee or Representative of such Person) who has been, is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director of the Company and (b) the Parties acknowledge and agree that this Agreement is entered into by the Stockholders solely in their capacity as the Beneficial Owner of shares of Company Common Stock and nothing in this Agreement shall restrict in any respect any actions taken by the Stockholders or their designees or Representatives who are a director of the Company solely in his capacity as a director of the Company. For the avoidance of doubt, nothing in this Section 10.14 shall in any way modify, alter or amend any of the terms of the Business Combination Agreement.

10.15 Documentation and Information. Each Stockholder consents to and hereby authorizes SPAC and the Company to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority in connection with the Transactions, and any press release or other disclosure document that SPAC or the Company reasonably determines to be necessary in connection with the Merger and any other Transaction, each Stockholder’s identity and ownership of the Subject Securities, the existence of this Agreement and the nature of each Stockholder’s commitments and obligations under this Agreement, and each Stockholder acknowledges that SPAC and the Company may file this Agreement or a form hereof with the SEC or with any other Governmental Authority. Each Stockholder agrees to promptly give SPAC and the Company any information that they may reasonably require for the preparation of any such disclosure documents, and each Stockholder agrees to promptly notify SPAC and the Company of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

10.16 Obligation to Update Schedule A. The Stockholders agree that in connection with any acquisitions or Transfers (to the extent permitted) of Subject Securities by any Stockholder, such Stockholder will, as promptly as practicable following the completion of such acquisition or Transfer, notify the Company and SPAC in writing of such acquisition or Transfer, and the Parties agree that they will update Schedule A to reflect the effect of such acquisition or Transfer.

10.17 Non-Survival of Representations and Warranties. The respective representations and warranties of the Stockholders contained herein shall not survive the Closing.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

Athena Technology Acquisition Corp. II

By:	/s/ Isabelle Freidheim
Name:Isabelle Freidheim
Title:Chief Executive Officer and
Chairperson of the Board of Directors

By:	/s/ Nishchay Chadha
Name:Nishchay Chadha

By:	/s/ Vipin Tyagi
Name: Vipin Tyagi

Schedule A

Stockholder Name	Number of Shares of Company Common Stock Beneficially Owned
Nishchay Chadha	391,929
Vipin Tyagi	379,894